Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES REPORTED NET INCOME OF $27.6 MILLION AND CORE NET INCOME OF $19.1 MILLION FOR THE SECOND QUARTER OF 2014; DECLARES CASH DIVIDEND

NORWICH, NY (July 28, 2014) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the three months ended June 30, 2014 was $27.6 million, up from $18.0 million for the previous quarter, and up from $16.9 million for the same period last year.  Reported net income included an $11.2 million net gain (after taxes and related incentive compensation) on the sale of our ownership interest in Springstone LLC (“Springstone”), partially offset by $2.9 million in prepayment penalties, net of tax, related to our long-term debt restructure strategy.  Reported earnings per diluted share for the three months ended June 30, 2014 was $0.62 as compared to $0.41 for the previous quarter and $0.38 for the same period in 2013.

Core net income for the three months ended June 30, 2014 was $19.1 million, up 3.5% from $18.4 million for the previous quarter and up 6.9% from $17.8 million for the same period in 2013.  Core diluted earnings per share for the three months ended June 30, 2014 was $0.43, up from $0.42 for the previous quarter and up from $0.40 for the same period in 2013.

Reported net income for the six months ended June 30, 2014 was $45.6 million, up from $24.6 million for the same period last year, which included the aforementioned net Springstone gain and long-term prepayment penalties in 2014 and approximately $12.0 million in merger-related expenses in 2013.  Reported earnings per diluted share for the six months ended June 30, 2014 was $1.03 as compared to $0.61 for the same period in 2013.

Core net income for the six months ended June 30, 2014 was $37.5 million, up 16.8% from $32.1 million for the same period in 2013.  Core diluted earnings per share for the six months ended June 30, 2014 was $0.85, up from $0.79 for the same period in 2013.

The second quarter and first half reported results for 2014 and 2013 both contained items which the Company considers non-core, such as gain on the sale of the Springstone equity investment, long-term debt restructure prepayment penalties, merger expenses, securities gains, and other items not considered core to our operations.

Second Quarter 2014 Highlights:

•	Strong organic loan growth continued in the second quarter of 2014 annualized at 6.8%

•	Past due loans to total loans was 0.57% for the second quarter of 2014, consistent with the previous quarter, and down from 0.77% at the end of 2013

•	Sold 20% ownership interest in Springstone recognizing a $19.4 million gain during the quarter

•
Restructured $165 million in long-term borrowings, resulting in $4.6 million in prepayment penalties (non-core) recognized in the second quarter of 2014 and expecting to recognize additional prepayment penalties (non-core) in the third quarter of 2014 upon completion of the restructure strategy

o	The fully executed strategy is expected to lower the cost of the restructured long-term debt by approximately 200 basis points and is expected to improve our interest rate risk profile

“We are pleased to report that our core net income for the second quarter of 2014 reached a near-record level and is second only to our core net income for the third quarter of 2013," said NBT President and CEO Martin Dietrich. "Our dedicated and customer-focused team continues to promote strong organic loan growth and excellent asset quality. We continuously strive to manage our company and our balance sheet strategically for the long-term value of our shareholders as demonstrated by the sale of our ownership interest in Springstone Financial, LLC and leveraging that transaction to restructure our long-term borrowings.”

Net interest income was $62.6 million for the second quarter of 2014, up 1.7% from the previous quarter, and up 1.5% from the same period last year.  Fully taxable equivalent (“FTE”) net interest margin was 3.60% for the three months ended June 30, 2014, down from 3.63% from the prior quarter, and down from 3.69% for the second quarter of 2013.  Average interest earning assets were up $90.9 million, or 1.3%, for the second quarter of 2014 as compared to the prior quarter, driven primarily by organic loan production.  Slight rate compression on earning assets continued to negatively impact net interest margin in the second quarter of 2014 as evidenced by decreasing loan yields from 4.50% for the first quarter of 2014 to 4.42% for the second quarter of 2014.  Average interest bearing liabilities increased $37.1 million, or 0.7%, from the first quarter of 2014 to the second quarter of 2014.  The rates paid on interest bearing liabilities decreased by 7 basis points from the first quarter of 2014 to the second quarter of 2014.  This decrease was primarily driven by a decrease of 4 basis points in rates paid on deposits as well as a 34 basis point decrease in the rate paid on long-term debt resulting from the aforementioned debt restructuring in the second quarter of 2014.

Net interest income was $124.1 million for the six months ended June 30, 2014, up 9.0% from the same period in 2013.  FTE net interest margin was 3.62% for the six months ended June 30, 2014, down from 3.68% from the six months ended June 30, 2013.  Average interest earning assets were up $683.5 million, or 10.8%, for the six months ended June 30, 2014 as compared to the same period in 2013.  This increase was driven primarily by the acquisition of Alliance Financial Corporation (“Alliance”) in March 2013 as well as organic loan production during the past several quarters.  The yield on earning assets for the six months ended June 30, 2014 was down 22 basis points from the same period in 2013, driven primarily by the decrease in loan yields from 4.81% for the first six months of 2013 to 4.46% for the first six months of 2014.  Average interest bearing liabilities increased $396.4 million, or 8.3%, for the first six months of 2014 as compared to the same period in 2013.  This increase was due primarily to an increase in deposits resulting from organic deposit growth as well as the aforementioned acquisition of Alliance.  The rates paid on interest bearing liabilities for the first half of 2014 decreased by 19 basis points from the first six months of 2013.  This decrease was primarily driven by a decrease of 12 basis points in rates paid on deposits as well as a 51 basis point decrease in the rate paid on long-term debt due primarily to maturity of long-term debt in the prior year, as well as the aforementioned debt restructuring in the second quarter of 2014.

Noninterest income for the three months ended June 30, 2014 was $46.0 million, up $19.8 million from the previous quarter, and up $20.5 million from the same period in 2013.  The increase from the prior quarter and 2013 was primarily driven by a $19.4 million gain from the previously disclosed sale of our ownership interest in Springstone.  Excluding this gain, noninterest income for the three months ended June 30, 2014 was $26.6 million, up $0.3 million, or 1.3%, from the previous quarter, and up $1.1 million, or 4.3%, from the same period in 2013.

Noninterest income for the six months ended June 30, 2014 was $72.3 million, up $21.5 million, or 42.4%, from the same period in 2013.  The increase from 2013 was primarily driven by the aforementioned $19.4 million gain recorded in the second quarter of 2014.  Excluding this gain, noninterest income for the six months ended June 30, 2014 was $52.9 million, up $2.1 million, or 4.2%, from the same period in 2013.  This increase from 2013 was due primarily to increases in trust and ATM and debit card fees, due in large part to the full impact from Alliance in 2014.   These increases were partially offset by decreases in service charges on deposit accounts and net securities gains for the first six months of 2014 as compared with the same period in 2013.  The decrease in service charges on deposit accounts from the prior year was due primarily to lower nonsufficient funds fees recorded during the first six months of 2014.

Noninterest expense for the three months ended June 30, 2014 was $62.7 million, up $5.2 million from the previous quarter, and up $6.3 million from the same period in 2013.  This increase from the prior quarter and 2013 was due primarily to $4.6 million of prepayment penalties from the aforementioned strategic long-term debt restructuring in the second quarter of 2014.  Excluding these prepayment penalties, noninterest expense for the three months ended June 30, 2014 was $58.2 million, up $0.7 million, or 1.2% from the previous quarter, and up $1.7 million, or 3.1%, from the same period in 2013.  This increase from the prior year was due primarily to a $2.0 million increase in salaries and employee benefits driven by an increase in incentive compensation related to the Springstone transaction.

Noninterest expense for the six months ended June 30, 2014 was $120.3 million, up $3.1 million from the same period in 2013.  Excluding the aforementioned $4.6 million prepayment penalties in 2014 and the merger related expenses totaling $12.0 million in the first six months of 2013, noninterest expense for the six months ended June 30, 2014 was $115.7 million, up $10.5 million, or 10.0% from the same period in 2013.  This increase from the six months ended June 30, 2013 was due primarily to 2014 including the full six months of Alliance expenses including occupancy, salaries and employee benefits, data processing, professional fees, and equipment.  In addition, the increase in salaries and benefits included incremental incentive compensation related to the Springstone transaction, partially offset by lower retirement plan expenses due mainly to plan asset performance and a previous plan amendment.

The effective tax rate was 33.7% for the second quarter of 2014, 32.5% for the first quarter of 2014, and 30.5% for the second quarter of 2013.    The effective tax rate was 33.2% for the six months ended June 30, 2014, as compared to 30.5% for the first six months of 2013.  The increases in the effective tax rate for the three and six month periods ending June 30, 2014 were primarily due to a higher level of taxable income as a percentage of total income as compared to the same periods in 2013.

Asset Quality

Net charge-offs were $4.1 million for the second quarter of 2014, up from $3.6 million for the first quarter of 2014, and up slightly from $4.0 million for the second quarter of 2013.  Net charge-offs to average loans for the second quarter of 2014 was 0.30%, compared to 0.27% for the first quarter of 2014 and 0.30% for the same period in 2013.  NBT recorded a provision for loan losses of $4.2 million for the three months ended June 30, 2014, compared with $3.6 million for the previous quarter, and $6.4 million for the same period in 2013.

Nonperforming loans to total loans was 0.96% at June 30, 2014, down from 0.99% at March 31, 2014 and December 31, 2013.  Past due loans as a percentage of total loans was 0.57% for the second quarter of 2014, which was equivalent to the first quarter of 2014, and down from 0.77% as of December 31, 2013.

The allowance for loan losses totaled $69.5 million at June 30, 2014, up slightly from $69.4 million at December 31, 2013.  The allowance for loan losses as a percentage of loans was 1.25% (1.44% excluding acquired loans) at June 30, 2014, compared to 1.27% (1.51% excluding acquired loans with no related allowance recorded) at March 31, 2014 and 1.28% (1.55% excluding acquired loans with no related allowance recorded) at December 31, 2013.

Balance Sheet

Total assets were $7.9 billion at June 30, 2014, up $217.3 million or 2.8% from December 31, 2013.  Loans were $5.6 billion at June 30, 2014, up $167.7 million from December 31, 2013.  Total deposits were $6.0 billion at June 30, 2014, up $152.4 million from December 31, 2013.  Stockholders’ equity was $857.1 million, representing a total equity-to-total assets ratio of 10.89% at June 30, 2014, compared with $816.6 million or a total equity-to-total assets ratio of 10.67% at December 31, 2013.

Stock Repurchase Program

The Company purchased 3,288 shares of its common stock during the six months ended June 30, 2014 at an average price of $22.02 per share under a previously announced plan.  As of June 30, 2014, there were 996,712 shares available for repurchase under this plan, which expires on December 31, 2014.

Dividend

The NBT Board of Directors declared a 2014 third-quarter cash dividend of $0.21 per share at a meeting held today. The dividend will be paid on September 15, 2014 to shareholders of record as of September 1, 2014.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $7.9 billion at June 30, 2014.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has over 155 banking locations with offices in upstate New York, northwestern Vermont, western Massachusetts, southern New Hampshire, and northeastern Pennsylvania. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2014		2013
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$27,640	$18,009	$17,925	$19,257	$16,916
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(9)	(5)	(9)	(228)	42
Adj: Other adjustments (net of tax) (1)	(315)	430	402	110	-
Adj: Gain on sale of Springstone (net of tax and related incentive compensation)	(11,168)	-	-	-	-
Adj: Prepayment penalties related to debt restructuring (net of tax)	2,925	-	-	-	-
Plus: Merger related expenses (net of tax)	-	-	59	224	882
Total Adjustments	(8,567)	425	452	106	924
Core net income	$19,073	$18,434	$18,377	$19,363	$17,840

Profitability:
Core Diluted Earnings Per Share	$0.43	$0.42	$0.42	$0.44	$0.40
Diluted Earnings Per Share	$0.62	$0.41	$0.41	$0.44	$0.38
Weighted Average Diluted Common Shares Outstanding	44,363,787	44,296,445	44,121,102	44,135,114	44,316,531
Core Return on Average Assets (2)	0.99%	0.98%	0.96%	1.02%	0.95%
Return on Average Assets (2)	1.43%	0.95%	0.94%	1.01%	0.90%
Core Return on Average Equity (2)	9.06%	9.02%	9.04%	9.67%	8.88%
Return on Average Equity (2)	13.12%	8.81%	8.81%	9.62%	8.42%
Core Return on Average Tangible Common Equity (2)(4)	14.27%	14.48%	14.77%	15.95%	14.57%
Return on Average Tangible Common Equity (2)(4)	20.43%	14.16%	14.42%	15.86%	13.85%
Net Interest Margin (2)(3)	3.60%	3.63%	3.61%	3.65%	3.69%

Six Months Ended June 30,

Reconciliation of Non-GAAP Financial Measures:	2014	2013
Reported net income (GAAP)	$45,649	$24,565
Adj: Gain on sale of securities, net (net of tax)	(14)	(753)
Adj: Other adjustments (net of tax) (6)	115	-
Adj: Gain on sale of Springstone (net of tax and related incentive compensation)	(11,168)	-
Adj: Prepayment penalties related to debt restructuring (net of tax)	2,925	-
Plus: Merger related expenses (net of tax)	-	8,305
Total Adjustments	(8,142)	7,552
Core net income	$37,507	$32,117

Profitability:
Core Diluted Earnings Per Share	$0.85	$0.79
Diluted Earnings Per Share	$1.03	$0.61
Weighted Average Diluted Common Shares Outstanding	44,328,854	40,574,934
Core Return on Average Assets (2)	0.98%	0.93%
Return on Average Assets (2)	1.20%	0.71%
Core Return on Average Equity (2)	9.04%	8.93%
Return on Average Equity (2)	11.00%	6.83%
Core Return on Average Tangible Common Equity (2)(5)	14.38%	14.11%
Return on Average Tangible Common Equity (2)(5)	17.37%	10.93%
Net Interest Margin (2)(3)	3.62%	3.68%

(1)	Primarily net gain on settlement of litigation and reorganization expenses for 2014 and reorganization expenses for 2013
(2)	Annualized
(3)	Calculated on a Fully Tax Equivalent (“FTE”) basis
(4)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2014		2013
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Average stockholders' equity	$844,707	$828,588	$806,791	$794,273	$806,200
Less: average goodwill and other intangibles	287,366	290,019	291,659	292,271	292,775
Average tangible common equity	$557,341	$538,569	$515,132	$502,002	$513,425

(5)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	6 Months ended June 30,
	2014	2013
Average stockholders' equity	$836,692	$724,898
Less: average goodwill and other intangibles	288,685	247,031
Average tangible common equity	$548,007	$477,867

(6)	Primarily net gain on settlement of litigation and reorganization expenses for 2014.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2014		2013
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance Sheet Data:
Securities Available for Sale	$1,378,799	$1,377,585	$1,364,881	$1,385,734	$1,390,403
Securities Held to Maturity	125,965	117,896	117,283	118,259	122,302
Net Loans	5,504,954	5,412,591	5,337,361	5,297,047	5,219,526
Total Assets	7,869,512	7,753,129	7,652,175	7,668,903	7,534,518
Total Deposits	6,042,588	6,068,898	5,890,224	6,003,138	5,878,176
Total Borrowings	886,799	766,753	866,061	783,439	795,918
Total Liabilities	7,012,371	6,920,927	6,835,606	6,873,344	6,742,943
Stockholders' Equity	857,141	832,202	816,569	795,559	791,575

Asset Quality:
Nonaccrual Loans	$51,234	$51,464	$49,965	$41,418	$40,525
90 Days Past Due and Still Accruing	2,186	2,700	3,737	3,286	2,004
Total Nonperforming Loans	53,420	54,164	53,702	44,704	42,529
Other Real Estate Owned	1,953	2,564	2,904	3,626	3,757
Total Nonperforming Assets	55,373	56,728	56,606	48,330	46,286
Allowance for Loan Losses	69,534	69,434	69,434	70,184	71,184
Allowance for Loan Losses to Total Originated Loans (1)	1.44%	1.51%	1.55%	1.60%	1.68%
Allowance for Loan Losses to Total Loans	1.25%	1.27%	1.28%	1.31%	1.35%
Total Nonperforming Loans to Total Loans	0.96%	0.99%	0.99%	0.83%	0.80%
Total Nonperforming Assets to Total Assets	0.70%	0.73%	0.74%	0.63%	0.61%
Past Due Loans to Total Loans	0.57%	0.57%	0.77%	0.70%	0.71%
Allowance for Loan Losses to Total Nonperforming Loans	130.16%	128.19%	129.29%	157.00%	167.38%
Net Charge-Offs to Average Loans (3)	0.30%	0.27%	0.44%	0.46%	0.30%

Capital:
Equity to Assets	10.89%	10.73%	10.67%	10.37%	10.51%
Book Value Per Share	$19.61	$19.09	$18.77	$18.38	$18.18
Tangible Book Value Per Share (2)	$13.06	$12.48	$12.09	$11.64	$11.46
Tier 1 Leverage Ratio	9.23%	9.05%	8.93%	8.79%	8.72%
Tier 1 Capital Ratio	11.95%	11.81%	11.74%	11.46%	11.20%
Total Risk-Based Capital Ratio	13.20%	13.06%	12.99%	12.71%	12.45%
Common Stock Price (End of Period)	$24.02	$24.46	$25.90	$22.98	$21.17

(1)	Excludes acquired loans
(2)	Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3)	Annualized

Note:	Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

	June 30,	December 31,
ASSETS	2014	2013
Cash and due from banks	$178,539	$157,625
Short term interest bearing accounts	4,798	1,301
Securities available for sale, at fair value	1,378,799	1,364,881
Securities held to maturity (fair value of $123,376 and $113,276 at June 30, 2014 and December 31, 2013, respectively)
Trading securities	7,355	5,779
Federal Reserve and Federal Home Loan Bank stock	49,093	46,864
Loans	5,574,488	5,406,795
Less allowance for loan losses	69,534	69,434
Net loans	5,504,954	5,337,361
Premises and equipment, net	87,972	88,327
Goodwill	263,634	264,997
Intangible assets, net	22,819	25,557
Bank owned life insurance	116,007	114,966
Other assets	129,577	127,234
TOTAL ASSETS	$7,869,512	$7,652,175

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,676,246	$1,645,641
Savings, NOW, and money market	3,363,911	3,223,441
Time	1,002,431	1,021,142
Total deposits	6,042,588	5,890,224
Short-term borrowings	534,478	456,042
Long-term debt	251,125	308,823
Junior subordinated debt	101,196	101,196
Other liabilities	82,984	79,321
Total liabilities	7,012,371	6,835,606

Total stockholders' equity	857,141	816,569

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,869,512	$7,652,175

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Interest, fee and dividend income:
Loans	$60,559	$62,031	$120,574	$115,726
Securities available for sale	6,612	6,537	13,369	12,283
Securities held to maturity	783	548	1,551	1,073
Other	502	488	1,039	891
Total interest, fee and dividend income	68,456	69,604	136,533	129,973
Interest expense:
Deposits	3,000	4,296	6,284	8,446
Short-term borrowings	209	67	440	109
Long-term debt	2,135	3,026	4,642	6,635
Junior subordinated debt	538	560	1,076	988
Total interest expense	5,882	7,949	12,442	16,178
Net interest income	62,574	61,655	124,091	113,795
Provision for loan losses	4,166	6,402	7,762	12,060
Net interest income after provision for loan losses	58,408	55,253	116,329	101,735
Noninterest income:
Insurance and other financial services revenue	5,594	5,755	12,331	12,648
Service charges on deposit accounts	4,397	4,933	8,766	9,256
ATM and debit card fees	4,357	4,044	8,429	7,286
Retirement plan administration fees	2,977	2,957	5,895	5,639
Trust	4,953	4,699	9,399	7,612
Bank owned life insurance income	978	886	2,360	1,735
Net securities gains (losses)	14	(61)	21	1,084
Gain on the sale of Springstone investment	19,401	-	19,401	-
Other	3,356	2,324	5,702	5,506
Total noninterest income	46,027	25,537	72,304	50,766
Noninterest expense:
Salaries and employee benefits	31,142	29,160	60,676	56,207
Occupancy	5,435	5,219	11,661	10,196
Data processing and communications	4,015	3,854	8,016	7,309
Professional fees and outside services	3,752	3,237	7,167	6,138
Equipment	3,132	2,910	6,248	5,492
Office supplies and postage	1,803	1,656	3,488	3,246
FDIC expenses	1,229	1,273	2,507	2,403
Advertising	726	1,000	1,465	1,723
Amortization of intangible assets	1,236	1,351	2,546	2,202
Loan collection and other real estate owned	801	421	1,841	1,139
Merger related	-	1,269	-	11,950
Prepayment penalties on long term debt	4,554	-	4,554	-
Other operating	4,911	5,100	10,084	9,150
Total noninterest expense	62,736	56,450	120,253	117,155
Income before income taxes	41,699	24,340	68,380	35,346
Income taxes	14,059	7,424	22,731	10,781
Net income	$27,640	$16,916	$45,649	$24,565
Earnings Per Share:
Basic	$0.63	$0.39	$1.04	$0.61
Diluted	$0.62	$0.38	$1.03	$0.61

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2014		2013
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income:
Loans	$60,559	$60,015	$61,173	$61,773	$62,031
Securities available for sale	6,612	6,757	6,707	6,520	6,537
Securities held to maturity	783	768	783	804	548
Other	502	537	518	472	488
Total interest, fee and dividend income	68,456	68,077	69,181	69,569	69,604
Interest expense:
Deposits	3,000	3,284	3,845	3,999	4,296
Short-term borrowings	209	231	174	232	67
Long-term debt	2,135	2,507	2,559	2,561	3,026
Junior subordinated debt	538	538	545	551	560
Total interest expense	5,882	6,560	7,123	7,343	7,949
Net interest income	62,574	61,517	62,058	62,226	61,655
Provision for loan losses	4,166	3,596	5,166	5,198	6,402
Net interest income after provision for loan losses	58,408	57,921	56,892	57,028	55,253
Noninterest income:
Insurance and other financial services revenue	5,594	6,737	5,761	6,038	5,755
Service charges on deposit accounts	4,397	4,369	4,996	5,055	4,933
ATM and debit card fees	4,357	4,072	3,996	4,276	4,044
Retirement plan administration fees	2,977	2,918	2,796	3,062	2,957
Trust	4,953	4,446	4,725	4,345	4,699
Bank owned life insurance income	978	1,382	1,145	913	886
Net securities gains (losses)	14	7	13	329	(61)
Gain on the sale of Springstone investment	19,401	-	-	-	-
Other	3,356	2,346	1,870	3,129	2,324
Total noninterest income	46,027	26,277	25,302	27,147	25,537
Noninterest expense:
Salaries and employee benefits	31,142	29,534	28,106	29,267	29,160
Occupancy	5,435	6,226	5,262	5,262	5,219
Data processing and communications	4,015	4,001	3,985	4,059	3,854
Professional fees and outside services	3,752	3,415	3,969	3,202	3,237
Equipment	3,132	3,116	3,013	2,988	2,910
Office supplies and postage	1,803	1,685	1,677	1,640	1,656
FDIC expenses	1,229	1,278	1,272	1,285	1,273
Advertising	726	739	759	722	1,000
Amortization of intangible assets	1,236	1,310	1,324	1,346	1,351
Loan collection and other real estate owned	801	1,040	594	886	421
Merger	-	-	88	326	1,269
Prepayment penalties on long term debt	4,554	-	-	-	-
Other operating	4,911	5,173	5,437	5,303	5,100
Total noninterest expense	62,736	57,517	55,486	56,286	56,450
Income before income taxes	41,699	26,681	26,708	27,889	24,340
Income taxes	14,059	8,672	8,783	8,632	7,424
Net income	$27,640	$18,009	$17,925	$19,257	$16,916
Earnings per share:
Basic	$0.63	$0.41	$0.41	$0.44	$0.39
Diluted	$0.62	$0.41	$0.41	$0.44	$0.38

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q2 - 2014		Q1 - 2014		Q4 - 2013		Q3 - 2013		Q2 - 2013
ASSETS:
Short-term interest bearing accounts	$3,915	0.76%	$2,733	1.02%	$4,798	0.81%	$1,955	1.73%	$41,313	0.57%
Securities available for sale (1)(2)	1,376,314	2.05%	1,381,744	2.11%	1,383,273	2.05%	1,387,714	2.00%	1,428,864	1.97%
Securities held to maturity (1)	121,042	3.43%	116,613	3.52%	117,574	3.47%	118,781	3.54%	62,463	5.23%
Investment in FRB and FHLB Banks	42,965	4.63%	43,596	4.94%	41,115	4.92%	43,895	4.20%	35,497	4.85%
Loans (3)	5,517,315	4.42%	5,425,938	4.50%	5,369,474	4.54%	5,309,446	4.63%	5,243,534	4.76%
Total interest earning assets	$7,061,551	3.94%	$6,970,624	4.01%	$6,916,234	4.02%	$6,861,791	4.08%	$6,811,671	4.16%
Other assets	680,059		679,246		680,435		671,482		705,869
Total assets	$7,741,610		$7,649,870		$7,596,669		$7,533,273		$7,517,540

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,441,284	0.15%	$1,411,444	0.15%	$1,419,458	0.15%	$1,360,067	0.15%	$1,402,429	0.15%
NOW deposit accounts	960,698	0.06%	932,528	0.05%	925,544	0.13%	877,387	0.13%	927,037	0.19%
Savings deposits	1,040,528	0.07%	1,000,029	0.07%	973,650	0.08%	984,093	0.09%	983,413	0.09%
Time deposits	971,595	0.88%	999,579	0.99%	1,042,710	1.07%	1,081,549	1.09%	1,136,511	1.10%
Total interest bearing deposits	$4,414,105	0.27%	$4,343,580	0.31%	$4,361,362	0.35%	$4,303,096	0.37%	$4,449,390	0.39%
Short-term borrowings	383,480	0.22%	398,951	0.24%	338,476	0.20%	383,238	0.24%	229,906	0.12%
Junior subordinated debentures	101,196	2.13%	101,196	2.16%	101,196	2.14%	101,196	2.16%	101,196	2.22%
Long-term debt	290,791	2.95%	308,760	3.29%	308,969	3.29%	309,069	3.29%	355,702	3.41%
Total interest bearing liabilities	$5,189,572	0.45%	$5,152,487	0.52%	$5,110,003	0.55%	$5,096,599	0.57%	$5,136,194	0.62%
Demand deposits	1,620,488		1,589,865		1,595,145		1,559,506		1,496,486
Other liabilities	86,843		78,930		84,730		82,896		78,660
Stockholders' equity	844,707		828,588		806,791		794,272		806,200
Total liabilities and stockholders' equity	$7,741,610		$7,649,870		$7,596,669		$7,533,273		$7,517,540

Interest rate spread		3.49%		3.49%		3.47%		3.51%		3.54%
Net interest margin		3.60%		3.63%		3.61%		3.65%		3.69%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Six Months ended June 30,	2014			2013
ASSETS:
Short-term interest bearing accounts	$3,328	$14	0.87%	$58,118	$98	0.34%
Securities available for sale (1)(2)	1,379,014	14,212	2.08%	1,313,691	13,212	2.03%
Securities held to maturity (1)	118,840	2,048	3.48%	57,710	1,605	5.61%
Investment in FRB and FHLB Banks	43,279	1,028	4.79%	33,416	796	4.80%
Loans and leases (3)	5,471,879	121,002	4.46%	4,869,896	116,171	4.81%
Total interest earning assets	$7,016,340	$138,304	3.98%	$6,332,831	$131,882	4.20%
Other assets	679,654			360,532
Total assets	$7,695,994			$6,693,363

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,426,446	1,066	0.15%	$1,297,077	$934	0.15%
NOW deposit accounts	946,691	256	0.05%	863,481	889	0.21%
Savings deposits	1,020,391	369	0.07%	877,574	354	0.08%
Time deposits	985,510	4,593	0.94%	1,076,445	6,269	1.17%
Total interest bearing deposits	$4,379,038	$6,284	0.29%	$4,114,577	$8,446	0.41%
Short-term borrowings	391,173	440	0.23%	199,513	109	0.11%
Trust preferred debentures	101,196	1,076	2.14%	91,798	988	2.17%
Long-term debt	299,726	4,642	3.12%	368,867	6,635	3.63%
Total interest bearing liabilities	$5,171,133	$12,442	0.49%	$4,774,755	$16,178	0.68%
Demand deposits	1,605,261			1,390,700
Other liabilities	82,908			73,010
Stockholders' equity	836,692			724,898
Total liabilities and stockholders' equity	$7,695,994			$6,963,363
Net interest income (FTE)		125,862			115,704
Interest rate spread			3.49%			3.52%
Net interest margin			3.62%			3.68%
Taxable equivalent adjustment		1,771			1,909
Net interest income		$124,091			$113,795

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

	2014		2013
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Residential real estate mortgages	$1,073,207	$1,056,793	$1,041,637	$1,028,158	$1,001,642
Commercial	895,128	878,152	859,026	849,095	867,513
Commercial real estate mortgages	1,378,065	1,347,940	1,328,313	1,302,978	1,241,271
Real estate construction and development	94,019	99,295	93,247	116,662	152,548
Agricultural and agricultural real estate mortgages	109,035	110,815	112,035	110,113	107,565
Consumer	1,435,643	1,387,221	1,352,638	1,327,203	1,284,888
Home equity	589,391	601,809	619,899	633,022	635,283
Total loans	$5,574,488	$5,482,025	$5,406,795	$5,367,231	$5,290,710